Exhibit  10.1


                               MARKETING AGREEMENT

     MARKETING AGREEMENT, dated as of, August 31 , 2004, by and between Traffix, Inc., a Delaware corporation with an address at One Blue Hill Plaza, Pearl River, NY 10965 ("TRAFFIX") and NeWave, Inc., a Utah corporation with offices at 404 East First Street, Suite 1345, Long Beach, CA 90802 ("LIST OWNER").

                                    RECITALS
                                    --------

     LIST OWNER desires to retain TRAFFIX as its telemarketing agent to develop and execute outbound telemarketing programs to offer LIST OWNER customers who purchased products from LIST OWNER and its affiliates and paid for them by credit cards ("Customer Lists" or "Customers" as the context may require) certain services ("Services") sold, operated and furnished by TRAFFIX or TRAFFIX clients. TRAFFIX desires to execute these programs and pay LIST OWNER based on use of the Customer Lists.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. TRAFFIX will arrange for and pay the cost of telemarketing and will have the obligation to fulfill or provide the Services at its expense. TRAFFIX may retain and use third party telemarketers so long as such firms are subject to written contracts pursuant to which (a) TRAFFIX provides confidential information and (b) LIST OWNER'S Customer Information (as defined below) is protected.

2. LIST OWNER will provide TRAFFIX access to its current Customers, together with the data record for each customer on the lists which shall contain the name, address, telephone number, product purchased, purchase date, type of credit card used and the last four digits of such credit card (collectively "Customer Information"). Access to the Customer Information will be governed by an agreement between LIST OWNER and its third party data hosting service provider. To the extent TRAFFIX accesses the data for the purposes contemplated herein, TRAFFIX agrees to pay the expenses of such data hosting service provider to the extent such usage relates to the Customer Information. TRAFFIX will use its business judgment to determine which customers to call, based on response rate and other factors. Telephone scripts for the Services will be subject to LIST OWNER's review and approval prior to its use.

3. TRAFFIX will contact the Customers by outbound telemarketing and attempt to obtain their consent and the data necessary to take orders for the Services. With respect to each Sale (as defined in section 5) to a Customer: (a) TRAFFIX will obtain the (i) specific consent of the Customer to use the same credit card that the Customer used with LIST OWNER and (ii) acknowledgment from the Customer that the charge for the Service will appear under the TRAFFIX merchant account name or the merchant account of TRAFFIX's client; (b) TRAFFIX will notify LIST OWNER in writing that such Customer has agreed to (i) purchase the Service, (ii) use the same credit card he used to purchase product from LIST OWNER, and (iii) bill that credit card under an identified TRAFFIX controlled merchant account or merchant account of TRAFFIX's client; and (c) TRAFFIX will provide LIST OWNER (or its data hosting service provider) with the identification of such Customer; and (d) LIST OWNER (or its data hosting service provider) will then provide TRAFFIX with the full credit card information for TRAFFIX's or its client's billing purposes as appropriate.

4. The term of this Agreement shall be for three months from the date hereof. Upon any termination, all information provided by LIST OWNER to TRAFFIX will be returned immediately.

5. TRAFFIX will pay LIST OWNER a fee set forth in Exhibit A for each of LIST OWNER's Customer for which LIST OWNER furnished TRAFFIX Customer Information who
(a) are contacted by TRAFFIX via telemarketing for the purpose of attempting to sell Services, (b) accepts the offer and (c) consents to allow the same valid credit card the Customer used with LIST OWNER to be billed for the Services. Such payments will be made by TRAFFIX to LIST OWNER no later than fifteen (15) days after the month that such Sales were made. The data delivered hereunder may not be used for any other purposes whatsoever unless approved by LIST OWNER. LIST OWNER acknowledges that TRAFFIX will scrub the Customer Lists as part of the telemarketing process.

6. The parties' relationship to each other under this Agreement shall be that of independent contractors, with the exception of the fact that TRAFFIX will be acting as LIST OWNER's agent with respect to its receipt and use of LIST OWNER's Customer Information.

7. LIST OWNER represents and warrants to TRAFFIX that provision of and access to the Customer Information to TRAFFIX and the use by TRAFFIX of the Customer Information as set forth herein will not violate any federal or state law or regulation.

8. TRAFFIX represents and warrants to LIST OWNER that the telemarketing services it will perform or have others perform will be in compliance with all applicable federal, state and local laws and regulations, including without limitation, the Telemarketing Sales Rule. In addition, TRAFFIX will indemnify and hold harmless LIST OWNER for any liabilities that may arise as a result of a breach of a representation or warranty contained herein, and for any liabilities incurred by LIST OWNER arising from the Services marketed by any of the Service providers.

9. TRAFFIX acknowledges that all Customer Information is the sole property of LIST OWNER. TRAFFIX employees shall be instructed to keep any Customer Information confidential and to use it only for the purposes provided in this Agreement. Nevertheless, LIST OWNER acknowledges that any LIST OWNER Customer who purchases Services will become a TRAFFIX customer or a customer of TRAFFIX's client as well, and they will have the right to use the information and data with respect to such Customers for any legal purpose. TRAFFIX shall not use the Customer Information or sell, rent or provide it to any party except to the extent permitted by law and in the manner set forth herein.

10. Any notice to a party under this Agreement must be in writing and shall be effective upon receipt at the respective addresses set forth in this Agreement.

11. No party may assign this Agreement without the other party's prior written consent.
Notwithstanding the foregoing, without securing such prior consent, either party shall have the right to assign this Agreement to an affiliate by way of merger, consolidation, reorganization or the acquisition of all or substantially all of the business and assets of the assigning party relating to this Agreement, unless such affiliate is a competitor of the other party to this Agreement.

12. This Agreement contains the entire understanding of the parties dealing with its subject matter. This Agreement supersedes any prior written or oral agreements, promises or conditions.
This Agreement shall not be changed, modified, waived, altered or amended without the written signed mutual consent of both parties.

13. The parties agree that it may have access to and receive disclosure from the other party certain financial records, technological developments, business methods including the structure of its business relationships and its marketing strategies, vendors, employee lists and other information which the parties hereby agree are confidential and proprietary ("Confidential Information"). The receiving party will use the Confidential Information solely for the purposes of and as necessary to fulfill its obligations under this Agreement and will not reveal it to any third party, other than a corporate affiliate, without the express written consent of the disclosing party, and will take appropriate measures to prevent their corporate affiliates and their agents, employees and suppliers from using or disclosing any Confidential Information, except as it is expressly permitted under this Agreement. Notwithstanding the foregoing, Confidential Information does not include information (a) previously known by the recipient, (b) generally available in the public domain, (c) legally obtained from a third party which had the right to convey the information, or
(d) that is independently developed by recipient without connection to the disclosed information.

14. During the Term and for a period of six months thereafter, LIST OWNER may not enter into an agreement with any TRAFFIX client identified in Exhibit A for purposes of selling TRAFFIX's client's products in a similar fashion as contemplated herein.

15. During the term of this Agreement, TRAFFIX agrees not to sell, market or promote products substantially similar to those sold by LIST OWNER to CUSTOMERS, without LIST OWNER's express authorization.

16. Each party acknowledges that monetary damages alone may be insufficient to protect and compensate the other party for the breach of any of the terms of the above four paragraphs, and that the parties therefore are entitled to equitable relief, including, but not limited to, injunctive relief, without a requirement that an undertaking be posted, in addition to any other remedies to which they may be entitled, to enforce this Section's provisions

17. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its choice of law principles. Each party hereto agrees to accept the exclusive jurisdiction of the courts of the State of California, and those of the United States of America situated in the State of California, located in California County, for the adjudication of any dispute arising out of this Agreement. Each party hereto hereby irrevocably, (1) agrees that any suit, action, or other legal proceeding arising out of this Agreement may be brought only in any California or United States federal court located in the State and City of California; (2) consents to the jurisdiction of each such court in any such suit, action, or legal proceeding;
(3) waives any objection on which it may have to the laying of venue of any such suit, action, or legal proceeding in any of such courts; and (4) agrees that California is the most convenient forum for litigation of any such suit, action, or legal proceeding. This Agreement may be signed and delivered by facsimile transmission and in counterparts.

     IN WITNESS WHEREOF, this Agreement shall be deemed executed as of the date first written above.

TRAFFIX,  INC.                         NEWAVE,  INC.

By:  /s/  Chris  McVeigh                    By:  /s/  Michael  Hill
Name:     Chris  McVeigh                    Name:     Michael  Hill
Title:  Senior  VP                          Title:  CEO
Date:  9/15/04                              Date:  9/15/04


                         LIST OWNER AGREEMENT EXHIBIT A

This LIST OWNER AGREEMENT ("Agreement") is made as of this day of August, 2004, by and between NeWave, Inc., a Utah corporation, with a principal office at 404 East First Street, Suite 1345, Long Beach, CA 90802 ("CLIENT") and TRAFFIX, INC., a Delaware corporation, with a principal office at One Blue Hill Plaza, Pearl River, New York 10965 (hereinafter "TRAFFIX").

WHEREAS, CLIENT procures, compiles, owns and maintains a proprietary computerized database composed of names, postal addresses, phone numbers and email addresses of persons who have given permission to receive third party commercial advertising messages (the "List"); and

WHEREAS, Traffix is engaged in the business of marketing a variety of products and services using the Internet and other marketing channels; and

WHEREAS, CLIENT and Traffix (collectively "the Parties") wish to engage in the marketing program described in this Agreement whereby CLIENT will furnish Traffix with the List for use in Traffix's marketing business, upon the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises, agreements and conditions stated herein, the parties agree as follows:

1.     MARKETING  PROGRAM.
       -------------------
CLIENT will provide Traffix with the List for use in Traffix's email marketing program. During the Term of this Agreement, Traffix will transmit email advertising messages to individuals contained within the List on behalf of CLIENT, featuring offers from Traffix and its corporate customers (the "Customers"), in accordance with the terms and conditions of this Agreement. During the term of the Agreement, Traffix agrees not to sell, market or promote products substantially similar to those sold by CLIENT to the List. Traffix reserves the right to cease marketing to the list at any time based upon its review of CLIENT's privacy policies and practices, and related regulatory matters. The Parties will provide unsubscribe, remove requests and/or any requests from consumers to have their personally identifiable information removed from the List entirely to one another not less than weekly. In addition, CLIENT grants Traffix the right to rent the List or any portion thereof subject to CLIENT'S preapproval right as set forth in 6 below.

2.     THIRD  PARTY  AGENT.
       --------------------
The parties agree that in addition to its own systems, Traffix may use third party agents (the "Third Party Agents") to assist in transmitting Traffix promotions via email. As a condition to an entity becoming a Third Party Agent, such entity will be under contract with Traffix and will treat the List with the same degree of care as Traffix's proprietary database. To the extent Traffix uses Third Party Agents to make any promotion, Traffix will be solely and exclusively responsible for ensuring that such promotions are made in accordance with the terms and conditions of this Agreement. The List may be physically housed at Traffix or at the permanent business address of the Third Party Agent, and at no other location. Upon termination of this Agreement, both Traffix and the Third Party Agents will certify the return or destruction of all copies and all versions of the List in accordance with 11.2 herein.

3.     ADVERTISING  CREATIVE.
       ----------------------
Traffix or its Customer will furnish the complete advertising creative for all email advertising campaigns hereunder. Traffix will provide CLIENT a copy of all marketing messages to be sent to the List, along with the business terms of the promotion, for approval prior to mailing. CLIENT will have two (2) business days to reject or modify such messages. If CLIENT does not object within two
(2) business days, then CLIENT's approval will have been deemed granted. Traffix will include functionality that will allow the message recipient by direct communication to unsubscribe from receiving that offer from Traffix from that date forward. The Customer and/or Traffix will be solely responsible for the content of all such advertising and Traffix will indemnify and hold harmless CLIENT from and against any and all damages, judgments, fines, costs and expenses, including reasonable attorney's fees, arising from any such advertising. Advertising messages may identify CLIENT as the sender, and CLIENT grants Traffix a non-exclusive license during the Term to use the CLIENT trademark and trade name solely for use in connection with the promotions permitted hereunder.

4.     TRACKING.
       ---------
Traffix will track the number of responses and new acquisitions as a result of the email advertising campaigns delivered through Traffix. This tracking will record the number of new acquisitions and will be used to calculate the share of net revenue owed to CLIENT. Tracking will be reported to CLIENT on a weekly basis.

5.     DESCRIPTION  OF  THE  LIST.
       ---------------------------
The records in the List will contain at a minimum the following data fields: (a) email address; (b) postal address with phone number and (c) the date, website and offer/permission that the consumer opted into CLIENT'S database. CLIENT will provide a weekly update to the Lists for marketing by Traffix.

6.     REVENUES.
       ---------
Traffix will pay CLIENT fifty percent (50%) of Net Revenues collected from Traffix's use of the Lists, based on a set fee per "action" or cost per thousand
(cpm) per the terms of the specific program, as documented through Traffix's tracking system. An "action" is defined as a new acquisition, registration, or download. The fee per program will be specifically disclosed via a "Term Sheet" for each specific promotional campaign. Net Revenue, unless otherwise set forth in a Term Sheet specific to that campaign, will be defined as gross revenue collected by Traffix within 45 days after each mailing less direct expenses for marketing premiums, agency fees payable to third parties, email delivery costs (which delivery costs may not exceed $.30 cpm) and 4% for sales commissions.

7.     REVENUE  OFFSET.
       ----------------
In the event CLIENT owes Traffix monies pursuant to any other agreement between the Parties or their affiliates, Traffix may offset any amounts due to CLIENT under this Agreement against any amounts outstanding under such other agreements, and provide CLIENT notification of such offset.

8.     REPORTING.
       ----------
Traffix will provide CLIENT with reporting by the 15th day of each month hereunder for gross and net revenues derived from the List during the previous month.

9.     PAYMENTS.
       ---------
9.1 In the event Traffix has elected to retain 5% of Net Revenue for bad debt and finance charges under 6, Traffix will pay CLIENT all applicable fees within fifteen (15) days from the receipt of invoice based upon the final reporting issued by Traffix.
9.2 Traffix will pay CLIENT all applicable fees within fifteen (15) days from the end of the calendar month in which the fees were collected.
9.3     Any  payment  may  be  offset  by any applicable sums outstanding per  7 above.

10.     TERM.
        -----
The term of this Agreement will be for two (2) years commencing on the date hereof.

11.     TERMINATION.
        ------------
11.1 Either party may terminate this Agreement upon thirty (30) days written notice to the other party. Upon termination of this Agreement for any reason, the following will occur:
(a)     Traffix  will  pay CLIENT all sums, if any, due hereunder within fifteen
(15)  days  of  collection;  and
(b) Traffix or its Third Party Agents will promptly return to CLIENT or destroy all tapes, copies, partial copies and any other documentation, materials, or other information evidencing the Lists, with written confirmation to CLIENT.
(c) Notwithstanding the foregoing, CLIENT may not terminate this Agreement with respect to any particular program for which CLIENT has previously approved a marketing campaign for a Customer beyond the thirty (30) day notice period.

12.     OWNERSHIP  OF  THE  LISTS.
        --------------------------
12.1 Traffix acknowledges that the List will at all times remain the property of the CLIENT, that the sole permitted use of the List is for email prospecting only, and that Traffix has no proprietary rights in the List;
12.2 Notwithstanding 12(a), in the event a consumer completes a Traffix or a Customer's registration form or a revenue generating transaction in response to Traffix's or its Customers' use of the List, then Traffix or Customer will be deemed to own any such record as a new record independent from the List and the restrictions contained in 12.1 above will no longer apply to such record. It is specifically acknowledged and agreed that Traffix may market its proprietary offers as a promotion permitted hereunder to the List.

13.     RIGHT  TO  AUDIT.
        -----------------
Traffix agrees that at all times it will maintain current, accurate and complete books and records relating to its usage of the List and any payments due CLIENT derived under this Agreement. Traffix agrees that CLIENT, or any designee of CLIENT, will have the right at any time following the effective date of this Agreement to examine, inspect, audit, review and copy or make extracts from all such books, records and any source documents used in the preparation thereof during normal business hours upon written notice to Traffix at least seven days prior to the commencement of any such examination, inspection, review or audit. Such audit will be strictly limited to those books and records that specifically relate to the information pertinent to the use of the Data. The right to audit will not exceed two (2) audits per calendar year.

14.     CONFIDENTIALITY;  NON-DISCLOSURE.
        ---------------------------------
14.1 For purposes of this Agreement, the term "Confidential Information" will mean non-public information that either party designates as being confidential or which, under the circumstances surrounding disclosure, reasonably ought to be treated as confidential. Confidential Information disclosed to a party by any employee, agent, representative, or affiliate of the other party is covered by this Agreement.
14.2 Confidential Information will not include any information that: (i) is or subsequently becomes publicly available without a breach of any obligation of confidentiality owed to a party under this Agreement or by any third party; (ii) was already known to a party prior to the other party's disclosure of such information; (iii) became known to a party from a source other than the other party and other than by a breach of an obligation of confidentiality owed to the party by such source; or (iv) is independently developed by a party.
14.3 Neither party will disclose any Confidential Information to third parties for at least five (5) years following the date of its disclosure. Provided, however, that a party may disclose Confidential Information to its professional advisors on a need to know basis if such advisors have agreed to keep such information confidential in the same or a substantially similar manner as provided for in this Agreement. Neither party will use any Confidential Information except as expressly permitted by, or as required to achieve the purposes of, this Agreement.
14.4 Notwithstanding anything contained in 14(c) to the contrary, a party may disclose Confidential Information in accordance with a judicial or other governmental order or as may be required by statute. Provided, however, that a party so disclosing Confidential Information (the "Disclosing Party") will give the other party (the "Protected Party") as much advance notice as reasonably possible of any such disclosure so that the Protected Party may seek a protective order or other remedy. The Disclosing Party will comply with any protective order or equivalent relating to the Confidential Information. In the event such a protective order is not obtained, the Disclosing Party will use its reasonable best efforts to ensure that only the minimum portion of the Confidential Information necessary to comply with the law is disclosed.
14.5 Each party will take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information of a similar nature, to keep confidential the Confidential Information.

15.     NON-CIRCUMVENTION.
        ------------------
During the Term and for a period of three months thereafter, CLIENT may not enter into an agreement with any Customer of Traffix identified in a Traffix promotion hereunder for purposes of having such third party send offers by email to any name in the List.

16.     REPRESENTATIONS  AND  WARRANTIES.
        ---------------------------------
16.1 CLIENT represents and warrants that it has full power and authority to enter into this Agreement; that the records composing the List were compiled in compliance with all state and federal laws, including without limitation the CAN-SPAM Act; that the execution, delivery and performance by CLIENT of this Agreement will not violate any law, statute or other governmental regulation including the CAN-SPAM Act; that the subscribers to the List have opted-in to receive third-party commercial email messages; that CLIENT has full right and authority to allow Traffix to market to the List; that in the event of a "spam" complaint from a consumer, CLIENT will provide Traffix with the source or registration material providing date, time and promotion relevant to said consumer's permission to receive email offers from third parties within 24 hours; that throughout the Term of this Agreement, the List will be as current, accurate and complete as possible using the source data, compilation and data processing methods normally employed by CLIENT in the ordinary course of its business. If CLIENT cannot provide Traffix with the source or registration material providing date, time and promotion relevant to said consumer's permission to receive email offers from third parties within 24 hours in the event of a "spam" complaint from a consumer, the complaining party will be given the contact information of the signatory to this Agreement to address the issue. CLIENT further represents and warrants that CLIENT's collection, compilation of and transmittal of the List to Traffix does and will not be in violation of any law, statute or other governmental regulation.
16.2 Traffix represents and warrants to CLIENT that it has full power and authority to enter into this Agreement; that the execution, delivery and performance by Traffix of this Agreement will not violate any law, statute or other governmental regulation; and that Traffix's use of the List will comply with all privacy, data protection, and any other laws, statutes and governmental regulations applicable to such use of the List (assuming the accuracy of 16.1).

17.     DISCLAIMER  OF  WARRANTIES.
        ---------------------------
EXCEPT AS SET FORTH IN THIS AGREEMENT, THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED HEREUNDER, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF
MERCHANTABILITY  OR  FITNESS  FOR  A  PARTICULAR  PURPOSE.

18.     INDEMNIFICATION.
        ----------------
18.1 Traffix agrees to indemnify and hold CLIENT harmless from and against all direct costs, losses, damages, liabilities and expenses, including reasonable attorneys' fees attributable to any claim made by a third party arising out of Traffix's failure to perform any of its obligations under this Agreement, including without limitation, misuse of the List, provided that (i) CLIENT gives Traffix prompt written notice of any such claim of which CLIENT has knowledge; and (ii) Traffix is given the opportunity to assume full control over the defense of such claim and receives the full cooperation of CLIENT in the defense thereof.
18.2 CLIENT agrees to indemnify and hold Traffix harmless from and against all direct costs, losses, damages, liabilities and expenses, including reasonable attorneys' fees, attributable to any claim made by a third party arising out of CLIENT's failure to perform any of its obligations hereunder, including that the Data infringes upon any proprietary right of a third party, provided that (i) Traffix gives CLIENT prompt written notice of any such claim of which Traffix has knowledge; and (ii) CLIENT is given the opportunity to assume full control over the defense of such claim and receives the full cooperation of Traffix in the defense thereof.

19.     LIMITATION  OF  LIABILITY.
        --------------------------
Any claim or legal action arising out of failure, malfunction, or defect arising from this Agreement in any respect, by either party, will be brought within a period of one year following the occurrence of the event giving rise to said claim, or said claim will be deemed waived. IN NO EVENT SHALL EITHER PARTY BE
LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE PERFORMANCE OR BREACH THEREOF.

20.     GOVERNING  LAW  AND  JURISDICTION.
        ----------------------------------
This Agreement will be governed by and construed in accordance with the laws of California, notwithstanding its choice of law rules. The proper venue of any judicial proceeding arising out of this Agreement the will be state of the complaining party. Each Party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum.

21.     NOTICES.
        --------
Any notice provided for or concerning this Agreement will be in writing and will be sufficiently given when sent certified or registered mail if sent to the respective address of each party set forth at the beginning of this Agreement.

22.     ENFORCEABILITY.
        ---------------
In the event that any portion of this Agreement is held to be unenforceable, the unenforceable portion will be construed in accordance with the applicable law as nearly a possible to reflect the original expression of the parties and the remainder of the provisions of the Agreement will remain in full force and effect.

23.     FORBEARANCE  OR  DELAY  IS  NOT  WAIVER.
        ----------------------------------------
The failure by either party to insist upon or enforce strict performance of any provisions of this Agreement will not be construed as a waiver of any provision or right. Neither the course of conduct between the parties nor trade practice will act to modify, strike, supplement, or amend any provisions of this Agreement.

24.     MODIFICATION  OF  AGREEMENT.
        ----------------------------
Any modification of this Agreement or additional obligations assumed by either party in connection with this Agreement will be binding only if evidenced in writing and signed by each party or an authorized representative of each party.

25.     MODIFICATION  PURSUANT  TO  PUBLIC  AUTHORITY.
        ----------------------------------------------
This Agreement will at all times be subject to changes or modifications under federal, state, or local law, by public authority. In the event of a legal or regulatory action, or the act of a third party prohibits, prohibits use of or dissemination of advertisements to the Lists, either party may terminate this Agreement with as much notice as is practicable.

26.     ENTIRE  AGREEMENT/MODIFICATIONS.
        --------------------------------
This Agreement supersedes all prior negotiations and agreements between the parties, and constitutes their entire understanding, with respect to the subject matter contained herein. This Agreement may not be modified except by a subsequent writing signed by both parties.

27.     ASSIGNMENT/CHANGE  OF  CONTROL.
        -------------------------------
This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the express written consent of the other and any purported assignment, unless so consented to, will be void and without effect. Notwithstanding the foregoing, either party, without the prior written approval of the other party, may assign its rights and obligations hereunder to a successor in ownership in connection with any merger, consolidation, or sale of substantially all of the assets of the business of a party, or any other transaction in which ownership of more than fifty percent (50%) of the party's voting securities is transferred.

28.     COUNTERPARTS.
        -------------
This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all of the parties reflected hereon as the signatories. A faxed signature will have the same legally binding effect as an original signature.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this List Owner Agreement as of the date first above written.

NEWAVE,  INC.
BY:      /s/ Michael Hill
NAME:  Micheal Hill
TITLE:    CEO

TRAFFIX,  INC.
BY:       /s/ Chris McVeigh
NAME:  Chris McVeigh
TITLE:   Senior VP